UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2011

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV 89052
(Address of Principal Executive Offices)  (Zip Code)

(702)  263-1808
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2011, Blue Earth, Inc. acquired Xnergy, Inc. (“Xnergy”), a Carlsbad, California based energy services company (the “Xnergy Acquisition”). Xnergy provides a broad range of comprehensive energy solutions including specialized mechanical engineering the design, construction and implementation of energy savings projects, energy conservation, energy infrastructure outsourcing, power generation and energy supply and risk management.  Xnergy also provides comprehensive maintenance and service programs, including every aspect of heating, ventilation and air-conditioning (HVAC), mechanical systems for design-build to repair and retrofit services.

Xnergy has an alternative energy project pipeline opportunity of approximately $585 million.  The projects are all located in California and the target clients are those that have a premium credit rating and have large energy needs. These candidates include hotels/casinos industrial manufacturing, life sciences, telecommunications, medical, churches, pharma and public facilities. The $585 million alternative energy project pipeline is comprised of designing, building, implementing and servicing three cutting-edge alternative energy technologies: Solar PV, Geothermal and Fuel Cells.

Pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Plan”), the Company purchased all of the capital stock of Xnergy for a Purchase Price of $15,012,010 (the “Purchase Price”).  The Company issued to the two shareholders of Xnergy, D. Jason Davis and Joseph Patalano (the “Xnergy Stockholders”) an aggregate of 4,500,000 shares of restricted Common Stock, valued at $3.00 per share.  The shares are subject to a lock-up period whereby 1,000,000 of the shares are eligible for sale beginning one year from the closing date and the remaining 3,500,000 shares are eligible for sale commencing two years from the Closing Date.  The Xnergy Stockholders acquired all of the shares of Xnergy owned by a former stockholder of Xnergy, for $1,512,010 evidenced by a promissory note. The Company paid the Xnergy stockholders $10.00 and other good and valuable consideration for the right to assume payment to the former stockholder. The Company has already made two payments and will continue to make payments for up to 30 months to the former stockholder.  These shares are currently held in escrow and Blue Earth has the right to vote the Shares while they are in escrow.

The Company had advanced an aggregate of $620,557.10 to or on behalf of Xnergy in addition to the Purchase Price. Blue Earth will make an additional $400,000 capital contribution to Xnergy within three days of the Closing.

The Company simultaneously entered into a Securities Purchase Agreement with Messrs. Davis and Patalano, the members of ECO Legacy LLC, to acquire said company which will continue to serve as a financing vehicle for Xnergy Distributed Energy Project and is expected to receive recurring revenue from the equity portion of the alternative energy pipeline project described above.  The consideration for the acquisition of ECO Legacy LLC was Blue Earth’s assumption of $136,552 liability for legal services rendered to Xnergy.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The completion of the above described Xnergy Acquisition was completed on September 7, 2011.  Pursuant to the terms and conditions of the Plan described in Item 1.01 above and incorporated by reference herein, Xnergy Acquisition Corp., a wholly-owned subsidiary of the Company, was merged with and into Xnergy, Inc., the Surviving Corporation, on September 13, 2011.

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES

Pursuant to the Xnergy Acquisition described above in Item 1.01, which is incorporated herein by reference, the Company issued 3,582,000 shares of Common Stock to D. Jason Davis under the Plan and 918,000 shares of Common Stock to Joseph Patalano.

All of the above-described 4,500,000 shares of the Company’s Common Stock were valued at $3.00 per share or an aggregate of $13,500,000.  No discounts or commissions were paid and no underwriters or placement agents were involved in the Xnergy Acquisition.

All Xnergy employees, other then Messrs. Davis and Patalano, shall be eligible to participate in the Company’s employee stock option plan.  Certain key employees, selected by D. Jason Davis, shall receive an aggregate of 66,667 shares issuance based on a formula of years of services and salary and restricted shares of the Company’s Common Stock, which shall not be eligible for sale prior to one-year from the Closing.

All of the shares described above were exempt from registration pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended as not involving any public offering.

ITEM 5.02  RESIGNATIONS OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS

D. Jason Davis, as CEO of Xnergy, and Joseph Patalano as COO of Xnergy, entered into five-year employment agreements with the Company and D. Jason Davis will also become a director of the Company within six months of the Xnergy Acquisition.  Their employment agreements include a bonus plan based upon sharing a percentage of earnings above certain minimum thresholds for the three fiscal years ending December 31, 2013.  The Xnergy Stockholders each signed a non-competition and non-solicitation agreement extending until two years after voluntary separation from employment.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements of Xnergy, Inc., the business acquired, as required by Item 9.01(a)(1) within seventy-one days after the due date of September 13, 2011, for this Report concerning the closing of the transaction on September 7, 2011.

(b)           Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) within seventh-one days after the due date of September 13, 2011, for this Report concerning the closing of the transaction on September 7, 2011.

(d)           Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Xnergy, Inc., Blue Earth, Inc., Xnergy Acquisition Corp. and the Stockholders of Xnergy, Inc.

2.2	Securities Purchase Agreement, by and among Blue Earth, Inc., ECO Legacy, LLC, Joseph Patalano and D. Jason Davis.

10.01	Employment Agreement Dated as of September 7, 2011 by and among Xnergy, Inc., Blue Earth, Inc. and D. Jason Davis.

10.02	Employment Agreement Dated as of September 7, 2011 by and among Xnergy, Inc., Blue Earth, Inc. and Joseph Patalano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2011	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO